Exhibit 1.1

EXECUTION VERSION

HARRIS CORPORATION

$500,000,000 1.999% Notes due 2018

$400,000,000 2.700% Notes due 2020

$600,000,000 3.832% Notes due 2025

$400,000,000 4.854% Notes due 2035

$500,000,000 5.054% Notes due 2045

UNDERWRITING AGREEMENT

April 22, 2015

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Dear Sirs and Mesdames:

Harris Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) $500,000,000 aggregate principal amount of its 1.999% Notes due 2018 (the “2018 Notes”), $400,000,000 aggregate principal amount of its 2.700% Notes due 2020 (the “2020 Notes”), $600,000,000 aggregate principal amount of its 3.832% Notes due 2025 (the “2025 Notes”), $400,000,000 aggregate principal amount of its 4.854% Notes due 2035 (the “2035 Notes”) and $500,000,000 aggregate principal amount of its 5.054% Notes due 2045 (the “2045 Notes,” and together with the 2018 Notes, 2020 Notes, 2025 Notes and the 2035 Notes, the “Securities”), each to be issued pursuant to the provisions of an Indenture dated as of September 3, 2003 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Trustee (the “Trustee”).

Pursuant to the terms of that certain agreement and plan of merger, dated as of February 5, 2015 (the “Merger Agreement”), by and among the Company, Harris Communication Solutions (Indiana), Inc., an Indiana corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Exelis Inc., an Indiana corporation (“Exelis”), and subject to the conditions therein, Merger Sub will merge with and into Exelis, with Exelis being the surviving corporation and becoming a wholly owned subsidiary of the Company (the “Merger”).

This Agreement, the Indenture and the Securities are referred to herein collectively as the “Transaction Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file number 333-186929), including a related base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is hereinafter referred to as the “Registration Statement.”

Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; the terms “supplement” and “amendment” or “amend” as used in this Agreement with respect to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and the terms “supplement” and “amendment” or “amend” as used in this Agreement with respect to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The term “Disclosure Package” shall mean (i) the Base Prospectus, including any preliminary prospectus supplement, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule II hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined in Section 6(h)), attached hereto as Exhibit A.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act, and, upon its filing with the Commission under Rule 462(e) of the Securities Act, the Registration Statement became effective and any post-effective amendment thereto also became effective upon filing under Rule 462(e); no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

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(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus and Disclosure Package complied or will comply when so filed in all material respects with the Exchange Act, (ii) the Registration Statement, as of each effective date, did not contain and at the Closing Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Trust Indenture Act (as defined below) and the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and at the Closing Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement or the Prospectus based upon the Underwriter Information (as defined in Section 8(b) herein) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c) As of 5:14 pm (Eastern time) on the date of this Agreement (the “Applicable Time”), (i) the Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

(d) Neither any Issuer Free Writing Prospectus nor the Final Term Sheet, as of its issue date and at all subsequent times through the completion of the offering or until any earlier date that the Company notified or notifies you as described in the next sentence, did, does and will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus the Company has promptly notified or will promptly notify you and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the

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exemption of Rule 163 of the Securities Act, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(f) (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(g) The Company has not distributed and will not distribute, prior to the later of the Closing Date (as defined in Section 4) and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by you and included in Schedule II hereto or the Registration Statement.

(h) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing or has active status under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under each Transaction Document and to consummate the transactions contemplated by the Transaction Documents and (iii) is duly qualified to transact business and is in good standing or has active status in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing or have active status would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(i) Each significant subsidiary, as defined in Rule 405 of Regulation C of the Commission, of the Company, and to the Company’s knowledge, Exelis and each of Exelis’ subsidiaries that would constitute a significant subsidiary of Exelis, as defined in Rule 405 of Regulation C of the Commission (i) has been duly incorporated and is validly existing as a corporation in good standing or has active status under the laws of its jurisdiction of organization, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under each Transaction Document to which it is a party and to consummate the transactions contemplated by the Transaction Documents to which it is a party and (iii) is duly qualified to transact business and is in good standing or has active status in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing or

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have active status would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or in the case of any such matters relating to Exelis and its subsidiaries, a material adverse effect on the Company, its subsidiaries, Exelis and its subsidiaries, taken as a whole.

(j) This Agreement has been duly authorized, executed and delivered by the Company.

(k) The Merger Agreement has been duly authorized, executed and delivered by the Company and Merger Sub.

(l) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and remedies and to general equity principles (the “Bankruptcy Exceptions”).

(m) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to the Bankruptcy Exceptions, and will be entitled to the benefits of the Indenture.

(n) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, Disclosure Package and the Prospectus.

(o) The execution and delivery by the Company of, and the performance by the Company of its obligations under, each Transaction Document will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries (or cause a breach or event of default thereunder) that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under each Transaction Document, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(p) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(q) Other than as described in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened in writing to which the Company or any of its subsidiaries, or to the Company’s

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knowledge, Exelis or any of its subsidiaries, is a party or to which any of the properties of the Company or any of its subsidiaries, or to the Company’s knowledge, Exelis or any of its subsidiaries, is subject, in each case, which the Company has reason to believe would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or in the case of any such matters relating to Exelis and its subsidiaries, a material adverse effect on the Company, its subsidiaries, Exelis and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Disclosure Package and the Prospectus.

(r) Any preliminary prospectus or Prospectus filed pursuant to Rule 424 under the Securities Act, complied or will comply when so filed in all material respects with the Securities Act.

(s) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t) The Company has not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, or which has constituted, any unlawful stabilization or manipulation of the price of the Securities in violation of the Exchange Act.

(u) Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as would not reasonably be expected to materially and adversely affect the value of such property or interfere with the use made or proposed to be made of such property by the Company; any real property or personal property held under lease by the Company is held under a lease which is valid, binding and enforceable against the Company and, to the Company’s knowledge, the other party thereto, except as may be limited by the Bankruptcy Exceptions, or exceptions that are not, individually or in the aggregate, material to the Company and would not reasonably be expected to interfere with the use made or proposed to be made of such property by the Company. For clarity, the term “personal property” as used in this Section 1(t) does not include any intellectual property rights as defined in Section 1(u).

(v) Each of the Company and its subsidiaries, and to the Company’s knowledge, Exelis and its subsidiaries, own, possess, have a license or other right to, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, and have not received any written notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company or its subsidiaries, taken as a whole, or, in the case of any such matters relating to Exelis and its subsidiaries, a material adverse effect on the Company, its subsidiaries, Exelis and its subsidiaries, taken as a whole.

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(w) The Company and its subsidiaries, and to the knowledge of the Company, Exelis and its subsidiaries, (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or human health and safety as it relates to any hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or in the case of any such matters relating to Exelis and its subsidiaries, a material adverse effect on the Company, its subsidiaries, Exelis and its subsidiaries, taken as a whole.

(x) There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened in writing against the Company or its subsidiaries, or any of their respective assets, or, to the Company’s knowledge, Exelis or any of its subsidiaries, and to the knowledge of the Company, its or Exelis’ respective directors, officers or employees at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, arbitration panel, authority or agency, which has a reasonable probability of being determined adversely and the adverse outcome of which could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole or in the case of any such matters relating to Exelis and its subsidiaries, a material adverse effect on the Company, its subsidiaries, Exelis and its subsidiaries, taken as a whole.

(y) The Company and its subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) which are (i) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and (ii) effective in all material respects to perform the functions for which they were established.

(z) The Company, and to the Company’s knowledge, Exelis, maintains (i) effective “internal control over financial reporting” as defined in Rule 13a-15(f) under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) The Company and each of its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and the employee benefits provisions of the Internal Revenue Code of 1986 with which compliance is intended.

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(bb) (i) The financial statements of the Company and its subsidiaries and the related notes thereto incorporated by reference in the preliminary prospectus and the Prospectus present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the preliminary prospectus and the Prospectus, such financial statements have been prepared in all material respects in conformity with generally accepted accounting principles in the United States applied on a consistent basis; (ii) to the knowledge of the Company, the financial statements of Exelis and its consolidated Subsidiaries and the related notes thereto included or incorporated by reference in the preliminary prospectus and the Prospectus present fairly, in all material respects, the financial position of Exelis and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in all material respects in conformity with generally accepted accounting principles in the United States applied on a consistent basis; (iii) the pro forma financial information and the related notes thereto included or incorporated by reference in the preliminary prospectus and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information in all material respects are reasonable and are set forth in each of the preliminary prospectus and the Prospectus; and (iv) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(cc) Ernst & Young, which has audited the consolidated financial statements of the Company and its subsidiaries and has audited the Company’s internal control over financial reporting, is an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States); to the Company’s knowledge, Deloitte & Touche LLP which has audited the consolidated financial statements of Exelis and its subsidiaries and has audited Exelis’ internal control over financial reporting, is an independent registered public accounting firm with respect to Exelis and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States).

(dd) Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recently audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) The Company and its subsidiaries, and, to the knowledge of the Company, their respective directors, officers, agents, employees and other persons associated with or acting on behalf of the Company and its subsidiaries, and to the knowledge of the Company, Exelis, its

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subsidiaries, directors, officers, agents, employees and other persons associated with or acting on behalf of Exelis and its subsidiaries (i) have conducted (other than as set forth in the Registration Statement and the Prospectus) and will continue to conduct their business operations in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”) and (ii) have instituted and maintain policies and procedures designed to promote and which are reasonably expected to achieve compliance with the Anti-Corruption Laws. The Company will not, directly or, to the knowledge of the Company, indirectly, use the proceeds of the offering or lend, contribute or otherwise make available such proceeds to any of the Company’s subsidiaries, affiliates, joint venture partners or other individual or entity for the purpose of financing or facilitating any activity that would violate the Anti-Corruption Laws.

(ff) The operations of the Company and its subsidiaries, and to the knowledge of the Company, Exelis and its subsidiaries, are and have been conducted at all times in compliance, in all material respects, with all applicable financial record keeping and reporting requirements, including those of the Bank Secrecy Act, the USA PATRIOT Act and the applicable anti-money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or, to the knowledge of the Company, Exelis or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(gg) Neither the Company or any of its subsidiaries, or to the knowledge of the Company, Exelis and any of its subsidiaries, or any director or officer of the Company, Exelis or any of their respective subsidiaries, nor, any employee, agent or affiliate of the Company or any of its subsidiaries, or Exelis or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority that prohibit or restrict transactions or dealings with designated Persons, countries or territories (collectively, “Sanctions”), nor is the Company or any of its subsidiaries or, to the knowledge of the Company, Exelis or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or, to the knowledge of the Company, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or finance any activities or business of or with any Person, or in any country or territory, that at the time of such funding or financing is the subject of Sanctions or in any other manner that will result in violation by any Person (including any Person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions.

(hh) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, or to the knowledge of the Company, Exelis or any of Exelis’ directors or officers, in their capacities as such, to comply in all material

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respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company (i) the respective aggregate principal amount of the 2018 Notes set forth in Schedule I hereto opposite its name at 99.550% of their principal amount plus accrued interest, if any, from April 27, 2015 to the date of payment and delivery; (ii) the respective aggregate principal amount of the 2020 Notes set forth in Schedule I hereto opposite its name at 99.400% of their principal amount plus accrued interest, if any, from April 27, 2015 to the date of payment and delivery, (iii) the respective aggregate principal amount of the 2025 Notes set forth in Schedule I hereto opposite its name at 99.350% of their principal amount plus accrued interest, if any, from April 27, 2015 to the date of payment and delivery, (iv) the respective aggregate principal amount of the 2035 Notes set forth in Schedule I hereto opposite its name at 99.125% of their principal amount plus accrued interest, if any, from April 27, 2015 to the date of payment and delivery and (v) the respective aggregate principal amount of the 2045 Notes set forth in Schedule I hereto opposite its name at 99.125% of their principal amount plus accrued interest, if any, from April 27, 2015 to the date of payment and delivery.

The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., on behalf of the Underwriters, it will not during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business).

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been entered into as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially 100.000% of their principal amount in the case of the 2018 Notes; 100.000% of their principal amount in the case of the 2020 Notes; 100.000% of their principal amount in the case of the 2025 Notes; 100.000% of their principal amount in the case of the 2035 Notes; and 100.000% of their principal amount in the case of the 2045 Notes (the “Public Offering Price”), in each case plus accrued interest, if any, from April 27, 2015 to the date of payment and delivery and to certain dealers selected by you at a price that represents a concession not in excess of 0.250% of their principal amount in the case of the 2018 Notes; 0.350% of their principal amount in the case of the 2020 Notes; 0.400% of their principal amount in the case of the 2025 Notes; 0.500% of their principal amount in the case of the 2035 Notes; and 0.500% of their principal amount in the case of the 2045 Notes.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City at 10:00 a.m., New York City time, on April 27, 2015, or at such other time on the same or such other date, not later than April 30, 2015, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

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Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company’s securities, or in the rating outlook for the Company, by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act;

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Prospectus, exclusive of any amendments or supplements thereto subsequent to the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to market, sell or deliver the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus;

(iii) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective; the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and

(iv) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

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(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and (iv) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date a customary opinion of Sullivan & Cromwell LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, and an opinion of Scott T. Mikuen, Vice President, General Counsel and Secretary of the Company, to the effect set forth in Exhibit B.

(d) The Underwriters shall have received on the Closing Date such opinion or opinions of Weil, Gotshal & Manges LLP, counsel for the Underwriters, dated the Closing Date with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus and other related matters as the Underwriters may reasonably require.

(e) (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the second business day preceding the date hereof; and (ii) the Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants for Exelis, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the second business day preceding the date hereof.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as you may reasonably request.

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(b) Prior to completion of the distribution of the Securities (as determined by the Underwriters), before amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Disclosure Package or the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package or the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Disclosure Package or the Prospectus so that the statements in the Disclosure Package or the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, be misleading or so that the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

(e) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending July 3, 2015 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost

13

of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by the rating agencies for the rating of the Securities, (v) the cost of the preparation, issuance and delivery of the Securities, (vi) the costs and charges of any trustee, transfer agent, registrar or depositary, (vii) the costs of any electronic road show and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(g) The Company will cooperate with the Underwriters and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(h) The Company will prepare a final term sheet, containing only a description of each series of Securities, as applicable, in the form approved by you and substantially in the form contained in Exhibit A, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(i) The Company represents that it has not made, and agrees that, unless it obtains your prior written consent, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that your prior written consent hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by you is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) Prior to the completion of the distribution of the Securities, the Company will advise the Representatives promptly of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing

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Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of the Securities contemplated herein, to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing.

(k) The Company use its reasonable best efforts, in cooperation with the Representatives, to qualify the Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(l) The Company will apply the gross proceeds from the sale of the Securities substantially in the manner set forth under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(m) No later than the tenth business day following the consummation of the Merger (i) the Company shall cause Exelis to guarantee the outstanding principal amount of the 7.0% Debentures due January 15, 2026 and the 6.35% Debentures due February 1, 2028 (collectively, the “Debentures”), and (ii) the Company shall execute and deliver, and shall cause Exelis to execute and deliver, to each applicable trustee a supplemental indenture to each indenture governing each series of Debentures substantially in the form set forth in Exhibit C hereto evidencing such guarantee. In addition, no later than the tenth business day following the consummation of the Merger (i) the Company shall guarantee the outstanding principal amount of Exelis’s 4.25% senior notes due October 1, 2016 and 5.55% senior notes due October 1, 2021 (collectively, the “Exelis Notes”), and (ii) the Company shall execute and deliver, and shall cause Exelis to execute and deliver, to the trustee for the Exelis Notes a supplemental indenture to the indenture governing the Exelis Notes substantially in the form set forth in Exhibit D hereto evidencing such guarantee.

(n) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to you. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to you, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

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(o) If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify you, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to you, (iii) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify you of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(p) The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

7. Covenant of the Underwriters. Each Underwriter hereby represents and agrees that: It has not and will not prepare or use any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than: (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission under Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule II or prepared pursuant to Section 6(i) above (including any electronic road show) or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance.

The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 6(h) above.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Base Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or

16

necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Underwriter Information.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement or any amendment thereof, the Base Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or any amendments or supplements thereto, it being understood that the only information furnished to the Company for such use therein is (i) the second and third sentences of the first paragraph under the caption “Underwriting–Commission and Discounts” relating to selling concessions and reallowances and (ii) the information under the caption “Underwriting–Price Stabilization and Short Positions” relating to short sales and stabilizing transactions by the Underwriters (the “Underwriter Information”).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30

17

days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such

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fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed or maximum ranges for prices shall have been required, on or by, as the case may be, either of The New York Stock Exchange or the Nasdaq Stock Market or the clearance or settlement of such trading generally shall have been materially disrupted, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking in the United States shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities, including any act or acts of terrorism, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse to the offering or the business or the financial condition of the Company and its subsidiaries, taken as a whole, and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable or inadvisable to market, sell or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the

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aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

14. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent by telex or facsimile transmission to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Information Center; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, fax no. (646) 291-1469, and if to the Company shall be delivered, mailed or sent to Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919, Attention: Scott T. Mikuen.

15. No Advisory of Fiduciary Responsibility. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall

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have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.

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Very truly yours,

HARRIS CORPORATION

By	/s/ Miguel A. Lopez
	Name:	Miguel A. Lopez
	Title:	Senior Vice President and
Chief Financial Officer

Accepted as of the date hereof,

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

MORGAN STANLEY & CO. LLC

By	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

and

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

SCHEDULE I

Underwriter	Principal Amount of 2018 Notes To Be Purchased	Principal Amount of 2020 Notes To Be Purchased	Principal Amount of 2025 Notes To Be Purchased	Principal Amount of 2035 Notes To Be Purchased	Principal Amount of 2045 Notes To Be Purchased
Morgan Stanley & Co. LLC	$225,000,000	$180,000,000	$270,000,000	$180,000,000	$225,000,000
Citigroup Global Markets Inc.	64,000,000	51,200,000	76,800,000	51,200,000	64,000,000
HSBC Securities (USA) Inc.	54,000,000	43,200,000	64,800,000	43,200,000	54,000,000
SunTrust Robinson Humphrey, Inc.	54,000,000	43,200,000	64,800,000	43,200,000	54,000,000
Wells Fargo Securities, LLC	54,000,000	43,200,000	64,800,000	43,200,000	54,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	49,000,000	39,200,000	58,800,000	39,200,000	49,000,000

Total	$500,000,000	$400,000,000	$600,000,000	$400,000,000	$500,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet dated April 22, 2015

EXHIBIT A

Harris Corporation

$500,000,000 1.999% Notes due 2018

$400,000,000 2.700% Notes due 2020

$600,000,000 3.832% Notes due 2025

$400,000,000 4.854% Notes due 2035

$500,000,000 5.054% Notes due 2045

Pricing Term Sheet

Issuer:	Harris Corporation

Expected Ratings (Moody’s / S&P / Fitch)*:

Security Type:	Senior unsecured notes (collectively, the “Notes”)

Trade Date:	April 22, 2015

Settlement Date (T+3):	April 27, 2015

Use of Proceeds:	We estimate that we will receive net proceeds of approximately $2,383.6 million from the sale of the Notes in this offering (after deducting underwriting discounts but before our estimated offering expenses). The net proceeds from the sale of the Notes in this offering, together with borrowings under our New Term Loan and cash on hand, will be used to fund the cash consideration and other amounts payable under the Merger Agreement, and to pay fees and expenses associated with the foregoing. We intend to use the remaining proceeds, together with cash on hand, to redeem the $400 million outstanding aggregate principal amount of our 5.95% Notes due 2017 and the $350 million outstanding aggregate principal amount of our 6.375% Notes due 2019 and to pay accrued but unpaid interest and premium thereon.

A-1-1

	1.999% Notes due 2018	2.700% Notes due 2020	3.832% Notes due 2025	4.854% Notes due 2035	5.054% Notes due 2045

Principal Amount:	$500,000,000	$400,000,000	$600,000,000	$400,000,000	$500,000,000

Maturity Date:	April 27, 2018	April 27, 2020	April 27, 2025	April 27, 2035	April 27, 2045

Interest Payment Dates:	Semi-annually on April 27 and October 27, commencing on October 27, 2015	Semi-annually on April 27 and October 27, commencing on October 27, 2015	Semi-annually on April 27 and October 27, commencing on October 27, 2015	Semi-annually on April 27 and October 27, commencing on October 27, 2015	Semi-annually on April 27 and October 27, commencing on October 27, 2015

Coupon:	1.999%	2.700%	3.832%	4.854%	5.054%

Public Offering Price:	100.000%	100.000%	100.000%	100.000%	100.000%

Benchmark Treasury:	0.750% due 4/15/2018	1.375% due 3/31/2020	2.000% due 2/15/2025	3.000% due 11/15/2044	3.000% due 11/15/2044

Benchmark Price / Yield:	99-18 / 0.899%	99-28 1/4 / 1.400%	100-05 / 1.982%	107-02 / 2.654%	107-02 / 2.654%

Spread to Benchmark Treasury:	+ 110 bps	+ 130 bps	+ 185 bps	+ 220 bps	+ 240 bps

Yield to Maturity:	1.999%	2.700%	3.832%	4.854%	5.054%
Net Proceeds (Before Expenses) to Issuer:	$497,750,000	$397,600,000	$596,100,000	$396,500,000	$495,625,000

Optional Redemption:	At any time prior to April 27, 2018, Make-Whole Call at Treasury + 20 bps	At any time prior to March 27, 2020, Make-Whole Call at Treasury + 20 bps	At any time prior to January 27, 2025, Make-Whole Call at Treasury + 30 bps	At any time prior to October 27, 2034, Make-Whole Call at Treasury + 35 bps	At any time prior to October 27, 2044, Make-Whole Call at Treasury + 40 bps

		On or after March 27, 2020, Par Call	On or after January 27, 2025, Par Call	On or after October 27, 2034, Par Call	On or after October 27, 2044, Par Call

Special Mandatory Redemption:	If the Merger described in the preliminary prospectus is not completed on or prior to November 5, 2015, or if, prior to such date, the Merger Agreement is terminated, 101%.	If the Merger described in the preliminary prospectus is not completed on or prior to November 5, 2015, or if, prior to such date, the Merger Agreement is terminated, 101%.	Not Applicable	If the Merger described in the preliminary prospectus is not completed on or prior to November 5, 2015, or if, prior to such date, the Merger Agreement is terminated, 101%.	Not Applicable

Minimum Denominations:	$2,000 x $1,000	$2,000 x $1,000	$2,000 x $1,000	$2,000 x $1,000	$2,000 x $1,000

CUSIP / ISIN:	413875AP0 / US413875AP08	413875AQ8 / US413875AQ80	413875AR6 / US413875AR63	413875AS4 / US413875AS47	413875AT2 / US413875AT20

Joint Book-Running Managers:	Morgan Stanley & Co. LLC Citigroup Global Markets Inc. HSBC Securities (USA) Inc. SunTrust Robinson Humphrey, Inc. Wells Fargo Securities, LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-12 of the preliminary prospectus supplement.

*	Note: A securities rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You should rely on the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, copies of the prospectus and the prospectus supplement may be obtained by contacting Morgan Stanley & Co. LLC toll free at 1-866-718-1649 or Citigroup Global Markets Inc. toll free at 1-800-831-9146.

A-1-2

EXHIBIT B

OPINION OF COMPANY COUNSEL

The opinion of Scott T. Mikuen, Vice President, General Counsel and Secretary for the Company, to be delivered pursuant to Section 5(c) of the Underwriting Agreement shall be to the effect that:

1. The execution and delivery by the Company of, and the performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Securities will not contravene (i) the certificate of incorporation or by-laws of the Company, in each case as in effect on the date hereof, (ii) to my knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iii) to my knowledge, any material judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company.

2. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Securities, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities.

3. After due inquiry, I do not have any knowledge of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Disclosure Package and the Prospectus and proceedings which I believe are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Indenture or the Securities or to consummate the transactions contemplated by the Disclosure Package and the Prospectus.

4. Each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except for the financial statements and financial schedules and other financial data included therein and any information related to Exelis Inc., as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

B-1

EXHIBIT C

FORM OF EXELIS GUARANTEE SUPPLEMENTAL INDENTURE

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [            ], 2015, among HARRIS CORPORATION (or its permitted successor), a Delaware corporation (the “Company”), EXELIS INC. (or its permitted successor), an Indiana corporation and a subsidiary of the Company (the “Guaranteeing Subsidiary”), and [●], as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of [October 1, 1990] [May 1, 1996] (as amended or supplemented, the “Indenture”) providing for the issuance from time to time of an unlimited amount of senior notes;

WHEREAS, the Company currently has issued and outstanding under the Indenture [$100,000,000 aggregate principal amount of 7.0% Debentures due January 15, 2026] [$25,800,000 aggregate principal amount of 6.35% Debentures due January 15, 2028] (the “Notes”);

WHEREAS, pursuant to an underwriting agreement, date as of April 22, 2015, between the Company and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, the Company has agreed under certain circumstances to cause the Guaranteeing Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 11.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without notice to or consent of the Holders of the Notes.

NOW THEREFORE, in consideration of the foregoing, the Company, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE.

DEFINITIONS

SECTION 1.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture or in the securities evidencing the Notes.

ARTICLE TWO.

NOTE GUARANTEE

SECTION 2.01. Guarantee.

(a) The Guaranteeing Subsidiary, as primary obligor and not merely as surety hereby unconditionally guarantees, on an unsecured senior basis, to each Holder of the Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns with respect to the Notes, that:

(1) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to such Holders or the Trustee hereunder or under the Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of the Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (all obligations guaranteed hereby, herein called the “Guaranteed Obligations”).

Failing payment when due of any amount so guaranteed for whatever reason, the Guaranteeing Subsidiary will be obligated to pay the same immediately. The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guaranteeing Subsidiary hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged with respect to the Notes except by (i) the payment in full of the Guaranteed Obligations with respect to the Notes or (ii) as otherwise set forth in Section 2.05 hereof.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guaranteeing Subsidiary or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guaranteeing Subsidiary, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) The Guaranteeing Subsidiary agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guaranteeing Subsidiary further agrees that, as between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Seven of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article Seven of the Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of this Note Guarantee, in each case, with respect to the Notes so accelerated. The Guaranteeing Subsidiary will have the right to seek contribution from any non-paying guarantor (if any) so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

SECTION 2.02. Limitation on Guarantor Liability.

Notwithstanding any term of this Note Guarantee or the Indenture to the contrary, the obligations of the Guaranteeing Subsidiary will be limited to the maximum amount that will not, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guaranteeing Subsidiary that are relevant under law, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor (if any), render this Notes Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 2.03. Execution and Delivery of Note Guarantee.

The execution by the Guaranteeing Subsidiary of this Supplemental Indenture evidences the Note Guarantee of the Guaranteeing Subsidiary, whether or not the person signing as an officer of the Guaranteeing Subsidiary still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of the Guaranteeing Subsidiary.

The Guaranteeing Subsidiary hereby agrees that its Note Guarantee set forth in Section 2.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

SECTION 2.04. Guarantors May Consolidate, etc., on Certain Terms.

(a) The Guaranteeing Subsidiary may not in a single transaction or series of related transactions, consolidate or merge with or into any other person, or sell or transfer all or substantially all of its property and assets to any other person, other than the Company, unless (a) the person formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Guaranteeing Subsidiary, is or becomes a guarantor of the Notes on substantially the same terms as are provided for herein or shall assume the due and punctual performance and observance of all of the covenants and conditions to be performed or observed by the Guaranteeing Subsidiary hereunder and under the Indenture and (b) the Guaranteeing Subsidiary, such person or such successor person, as the case may be, shall not, immediately after such consolidation, merger, sale or transfer, be in default in the performance of any such covenant or condition.

(b) Subject to the provisions of Section 2.04(a), nothing in this Supplemental Indenture or the Indenture shall prevent any consolidation or merger of the Guaranteeing Subsidiary with or into any other person, or any sale, or transfer of all or substantially all of the property and assets of the Guaranteeing Subsidiary to any other person lawfully entitled to acquire the same; provided, however, that the Guaranteeing Subsidiary covenants and agrees, that any such consolidation, merger, sale, or transfer (other than with or to the Company or another guarantor) shall be upon the condition that the due and punctual payment of the guaranteed principal, premium, if any, and interest of all the Notes according to their tenor, and the due and punctual performance and observance of all the terms, covenants and conditions of this Supplemental Indenture and the Indenture to be kept or performed by the Guaranteeing Subsidiary shall, by an indenture supplemental hereto, executed and delivered to the Trustee, be assumed by the person formed by or resulting from any such consolidation or merger (provided that no such supplemental indenture shall be required if the Guaranteeing Subsidiary is the surviving person upon the consolidation or merger), or which shall have received the transfer of all or substantially all of the property and assets of the Guaranteeing Subsidiary. Every such successor person upon executing an indenture supplemental hereto, as provided in this Section 2.04(b), in either substantially the same form as this Supplemental Indenture or in another form reasonably satisfactory to the Trustee, shall succeed to and be substituted for the Guaranteeing Subsidiary with the same effect as if it had been named herein as the “Guaranteeing Subsidiary.”

(c) In the event of any such sale or transfer (other than a transfer by way of lease), the Guaranteeing Subsidiary or any successor person which shall theretofore have become such in the manner described in this Section shall be discharged from all obligations and covenants under this Supplemental Indenture, the Indenture and the Note Guarantee.

(d) Subject to the provisions of Section [●] of the Indenture, the Trustee shall receive an Opinion of Counsel (subject to customary exceptions and exclusions) as conclusive evidence that any such merger, consolidation, sale or any such supplemental indenture complies with the foregoing conditions and provisions of this Section 2.04.

SECTION 2.05. Releases.

The Note Guarantee of a guarantor of the Notes will be automatically released and discharged with respect to the Notes:

(a) in connection with any sale or other disposition of (i) all of the assets of the Guaranteeing Subsidiary (including by way of merger, consolidation or otherwise) to a person that is not (either before or after giving effect to such transaction) the Company or a subsidiary of the Company; provided that the requirements set forth in Section 2.04 hereto are satisfied or (ii) all of the Capital Stock of the Guaranteeing Subsidiary to a person that is not (either before or after giving effect to such transaction) the Company or a subsidiary of the Company;

(b) upon covenant defeasance or satisfaction and discharge with respect to the Notes in accordance with Article Four of the Indenture;

(c) if the Holders of a majority in aggregate principal amount of the Notes consent to such release, in accordance with the Article Eleven of the Indenture;

(d) if the Guaranteeing Subsidiary merges with and into the Company;

(e) the Guaranteeing Subsidiary merges with and into any person that is or becomes a guarantor of the Notes; provided that the requirements set forth in Section 2.04 hereto are satisfied; or

(f) upon the payment in full of the Guaranteed Obligations with respect to the Notes.

In connection with any release of the Guaranteeing Subsidiary’s obligations under its Note Guarantee pursuant to clause (a) above upon delivery by the Company to the Trustee of an Opinion of Counsel and an Officers’ Certificate to the effect that such release was made in accordance with the provisions of the Indenture, the Trustee will execute any documents reasonably required by the Company or the Guaranteeing Subsidiary in order to evidence the release of the Guaranteeing Subsidiary from its obligations under its Note Guarantee. The Company shall give the Holders of the Notes prompt notice of any such release.

Until such time as the Guaranteeing Subsidiary is released from its obligations under its Note Guarantee in respect of the Notes as provided in this Section 2.05, such Guaranteeing Subsidiary will remain liable for the Guaranteed Obligations.

SECTION 2.06. Notices. Notice to the Guaranteeing Subsidiary shall be sufficient if addressed to such Guaranteeing Subsidiary in care of the Company at the address, place and manner provided in Section 13.04 of the Indenture.

SECTION 2.07. Event of Default. The following Event of Default shall be added to the Indenture as Section 7.01(h):

“(h) any Guaranteeing Subsidiary repudiates its obligations under its Note Guarantee or, except as permitted by the Supplemental Indenture providing for such Note Guarantee, such Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.”

The first line of the second paragraph of Section 7.01 of the Indenture and the term “defaults”, as defined in Section 7.07 of the Indenture, shall be deemed to include a reference to Section 7.01(h).

ARTICLE THREE.

MISCELLANEOUS

SECTION 3.01. Successors and Assigns of the Company and the Guaranteeing Subsidiary. All the covenants, stipulations, promises and agreements contained in this Supplemental Indenture by or in behalf of the Company and the Guaranteeing Subsidiary shall bind their respective successors and assigns, whether so expressed or not.

SECTION 3.02. Provisions of Trust Indenture Act of 1939 to Control. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939 that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act of 1939 that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 3.03. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Supplemental Indenture or in the Note Guarantee shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of such Note Guarantee, but this Supplemental Indenture and such Note Guarantee shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.04. Supplemental Indenture and Note Guarantee to Be Construed in Accordance with New York Law. This Supplemental Indenture and the Note Guarantee shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of law principles.

SECTION 3.05. Supplemental Indenture May Be Executed in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 3.06. Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 3.07. Recitals by Company and Guaranteeing Subsidiary. The recitals in this Supplemental Indenture are made by the Company and the Guaranteeing Subsidiary only and not by the Trustee, all of the provisions contained in the Indenture in respect of the rights, privileges, indemnities, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture and the Note Guarantee as fully and with like effect as if set forth herein in full and the Trustee shall not be responsible for the validity or sufficiency of this Supplemental Indenture or the Note Guarantee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Exelis Inc., as Guaranteeing Subsidiary

By:
Name:
Title:

Harris Corporation

By:
Name:
Title:

[●], as Trustee

By:
Authorized Officer

EXHIBIT D

FORM OF HARRIS GUARANTEE SUPPLEMENTAL INDENTURE

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [            ], 2015, among HARRIS CORPORATION (or its permitted successor), a Delaware corporation (the “Guarantor”), EXELIS INC. (or its permitted successor), an Indiana corporation and a subsidiary of the Company (the “Company”), and MUFG UNION BANK, N.A. (f/k/a Union Bank, N.A.), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the initial guarantor named therein have heretofore executed and delivered to the Trustee an indenture, dated as of September 20, 2011 (as amended or supplemented, the “Indenture”) providing for the issuance from time to time of an unlimited amount of senior notes;

WHEREAS, the Company currently has issued and outstanding under the Indenture $250,000,000 aggregate principal amount of 4.25% senior notes due October 1, 2016 and $400,000,000 aggregate principal amount of 5.555 senior notes due October 1, 2021 (collectively, the “Notes”, and each a “series of Notes”);

WHEREAS, pursuant to an underwriting agreement, date as of April 22, 2015, between the Guarantor and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, the Guarantor has agreed under certain circumstances to execute and deliver, and to cause the Company to execute and deliver, to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without notice to or consent of the Holders of the Notes.

NOW THEREFORE, in consideration of the foregoing, the Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE.

DEFINITIONS

SECTION 1.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture or in the securities evidencing the applicable series of Notes.

ARTICLE TWO.

NOTE GUARANTEE

SECTION 2.01. Guarantee.

(a) The Guarantor, as primary obligor and not merely as surety hereby unconditionally guarantees, on an unsecured senior basis, to each Holder of the Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns with respect to each such series of Notes, that:

(1) the principal of, premium, if any, and interest on such series of Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on such series of Notes, if any, if lawful, and all other obligations of the Company to such Holders or the Trustee hereunder or under the Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any such series of Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (all obligations guaranteed hereby, herein called the “Guaranteed Obligations”).

Failing payment when due of any amount so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged with respect to a series of Notes except by (i) the payment in full of the Guaranteed Obligations with respect to such series of Notes or (ii) as otherwise set forth in Section 2.05 hereof.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 5 of the Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Note Guarantee, in each case, with respect to the applicable series of Notes so accelerated. The Guarantor will have the right to seek contribution from any non-paying guarantor (if any) so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

SECTION 2.02. Limitation on Guarantor Liability.

Notwithstanding any term of this Note Guarantee or the Indenture to the contrary, the obligations of the Guarantor will be limited to the maximum amount that will not, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under law, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor (if any), render this Notes Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 2.03. Execution and Delivery of Note Guarantee.

The execution by the Guarantor of this Supplemental Indenture evidences the Note Guarantee of the Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of the Guarantor.

The Guarantor hereby agrees that its Note Guarantee set forth in Section 2.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

SECTION 2.04. Guarantor May Consolidate, etc., on Certain Terms.

(a) The Guarantor may not in a single transaction or series of related transactions, consolidate or merge with or into any other person, or sell or transfer all or substantially all of its property and assets to any other person, other than the Company, unless (a) the person formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Guarantor, is or becomes a guarantor of the Notes on substantially the same terms as are provided for herein or shall assume the due and punctual performance and observance of all of the covenants and conditions to be performed or observed by the Guarantor hereunder and under the Indenture and (b) the Guarantor, such person or such successor person, as the case may be, shall not, immediately after such consolidation, merger, sale or transfer, be in default in the performance of any such covenant or condition.

(b) Subject to the provisions of Section 2.04(a), nothing in this Supplemental Indenture or the Indenture shall prevent any consolidation or merger of the Guarantor with or into any other person, or any sale, or transfer of all or substantially all of the property and assets of the Guarantor to any other person lawfully entitled to acquire the same; provided, however, that the Guarantor covenants and agrees, that any such consolidation, merger, sale, or transfer

(other than with or to the Company or another guarantor) shall be upon the condition that the due and punctual payment of the guaranteed principal, premium, if any, and interest of all the Notes according to their tenor, and the due and punctual performance and observance of all the terms, covenants and conditions of this Supplemental Indenture and the Indenture to be kept or performed by the Guarantor shall, by an indenture supplemental hereto, executed and delivered to the Trustee, be assumed by the person formed by or resulting from any such consolidation or merger (provided that no such supplemental indenture shall be required if the Guarantor is the surviving person upon the consolidation or merger), or which shall have received the transfer of all or substantially all of the property and assets of the Guarantor. Every such successor person upon executing an indenture supplemental hereto, as provided in this Section 2.04(b), in either substantially the same form as this Supplemental Indenture or in another form reasonably satisfactory to the Trustee, shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as the “Guarantor.”

(c) In the event of any such sale or transfer (other than a transfer by way of lease), the Guarantor or any successor person which shall theretofore have become such in the manner described in this Section shall be discharged from all obligations and covenants under this Supplemental Indenture, the Indenture and the Note Guarantees.

(d) Subject to the provisions of Section 6.01 of the Indenture, the Trustee shall receive an Opinion of Counsel (subject to customary exceptions and exclusions) as conclusive evidence that any such merger, consolidation, sale or transfer or any such supplemental indenture complies with the foregoing conditions and provisions of this Section 2.04.

SECTION 2.05. Releases.

The Note Guarantee of the Guarantor will be automatically released and discharged with respect to any series of Notes:

(a) in connection with any sale or other disposition of all of the assets of the Guarantor (including by way of merger, consolidation or otherwise) to a person that is not (either before or after giving effect to such transaction) the Company or a subsidiary of the Company; provided that the requirements set forth in Section 2.04 hereto are satisfied;

(b) if the Holders of a majority in aggregate principal amount of such series of Notes consent to such release, in accordance Article 9 of the Indenture;

(c) if the Company merges with and into the Guarantor;

(d) the Guarantor merges with and into the Company or any person that is or becomes a guarantor of the Notes; provided that the requirements set forth in Section 2.04 hereto are satisfied; or

(e) upon the payment in full of the Guaranteed Obligations with respect to such series of Notes.

In connection with any release of the Guarantor’s obligations under its Note Guarantee pursuant to clause (a) above upon delivery by the Company to the Trustee of an Opinion of Counsel and an Officers’ Certificate to the effect that such release was made in accordance with the provisions of the Indenture, the Trustee will execute any documents reasonably required by the Company or the Guarantor in order to evidence the release of the Guarantor from its obligations under its Note Guarantee. The Company shall give the Holders of the Notes prompt notice of any such release.

Until such time as the Guarantor is released from its obligations under its Note Guarantee in respect of the applicable series of Notes as provided in this Section 2.05, the Guarantor will remain liable for the Guaranteed Obligations with respect to such series of Notes.

SECTION 2.06. Notices. Notice to the Guarantor shall be sufficient if addressed to the Guarantor in care of the Company at the address, place and manner provided in Section 1.05 of the Indenture.

SECTION 2.07. Event of Default. The following Event of Default shall be added to the Indenture as Section 5.01(i):

“(i) any Guaranteeing Subsidiary repudiates its obligations under its Note Guarantee or, except as permitted by the Supplemental Indenture providing for such Note Guarantee, such Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.”

The term “default”, as defined in Section 6.02 of the Indenture, shall be deemed to include a reference to Section 5.01(i).

ARTICLE THREE.

MISCELLANEOUS

SECTION 3.01. Successors and Assigns of the Company and the Guarantor. All the covenants, stipulations, promises and agreements contained in this Supplemental Indenture by or in behalf of the Company and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

SECTION 3.02. Provisions of Trust Indenture Act of 1939 to Control. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939 that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act of 1939 that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 3.03. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Supplemental Indenture or in the Note Guarantee shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of such Note Guarantee, but this Supplemental Indenture and such Note Guarantee shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.04. Supplemental Indenture and Note Guarantee to Be Construed in Accordance with New York Law. This Supplemental Indenture and the Note Guarantee shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of law principles.

SECTION 3.05. Supplemental Indenture May Be Executed in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 3.06. Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 3.07. Recitals by Company and Guaranteeing Subsidiary. The recitals in this Supplemental Indenture are made by the Company and the Guarantor only and not by the Trustee, all of the provisions contained in the Indenture in respect of the rights, privileges, indemnities, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture and the Note Guarantee as fully and with like effect as if set forth herein in full and the Trustee shall not be responsible for the validity or sufficiency of this Supplemental Indenture or the Note Guarantee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Exelis Inc.

By:
Name:
Title:

Harris Corporation, as the Guarantor

By:
Name:
Title:

MUFG Union Bank, N.A., as Trustee

By:
Name:
Title: